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                                                                    EXHIBIT 23.2




INDEPENDENT AUDITORS' CONSENT



We consent to incorporation by reference in this Registration Statement of First Financial Management Corporation on Form S-8 of our reports dated January 27, 1995, appearing in the Annual Report on Form 10-K of First Financial Management Corporation for the year ended December 31, 1994.


/s/ Deloitte & Touche LLP


DELOITTE & TOUCHE LLP

Atlanta, Georgia
October 19, 1995